THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

THE MASLOW MEDIA GROUP, INC.

Warrant for the Purchase of Shares of Common Stock

No. [________]	0.1 Shares of Common Stock

THIS CERTIFIES that, for value received, Nick Tsahalis (the “Holder”), is entitled to subscribe for and purchase from The Maslow Media Group, Inc., a Virginia corporation (the “Company”), upon the terms and conditions set forth herein, the number of shares of the Company’s Common Stock, par value $1.00 per share (“Common Stock”), or fractional shares of Common Stock, as set forth above, at the Exercise Price (as defined below), as adjusted pursuant to the provisions herein. As used herein the term “Warrant” shall mean and include this Warrant and warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. As used herein the term “Warrant Shares” shall mean the shares of Common Stock, or fractions thereof, issuable or issued upon exercise of this Warrant, as set forth above and as the same number may be adjusted as set forth herein. This Warrant is issued to Holder pursuant to a Securities Purchase Agreement by and between the Company and the Holder (the “Agreement”) and is subject to the terms and conditions thereof. Capitalized terms used in this Warrant but not defined herein shall have the meanings ascribed to such terms in the Agreement.

1.	Exercise Period. Subject to the terms and conditions set forth herein, this Warrant may be exercised at any time or from time to time during the period commencing at 10:00 a.m. Eastern time on first Business Day following the completion of the Qualified Financing (as defined below) and expiring at 5:00 p.m. Eastern time on the fifth annual anniversary thereof (the “Exercise Period”).

2.	Exercise Price; Adjustments.

(a)	The For purposes herein, the exercise price per full share of Common Stock shall be 120% of the average sale price of the Common Stock across all transactions constituting a part of the Qualified Financing, with equitable adjustments being made for any splits, combinations or dividends relating to the Common Stock, or combinations, recapitalization, reclassifications, extraordinary distributions and similar events, that occur following one transaction constituting a part of the Qualified Financing and prior to one or more other transactions constituting a part of the Qualified Financing (the “Exercise Price”).

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(b)	The Exercise Price shall be subject to proportional and equitable adjustments following the date of the completion of the Qualified Financing (the “Price Determination Date”) for splits, combinations or dividends relating to the Common Stock, or combinations, recapitalization, reclassifications, extraordinary distributions and similar events that occur on or after the Price Determination Date. By way of example and not limitation, in the event of forward split of the Common Stock following the Price Determination Date in which each share of Common Stock is converted into two shares of Common Stock, the Exercise Price shall be reduced by 50% and the number of Warrant Shares shall be increased by 100%, and in the event of a reverse split of the Common Stock following the Price Determination Date in which each two shares of Common Stock are converted into one share of Common Stock, the Exercise Price shall be increased by 100% and the number of Warrant Shares shall be reduced by 50%.

(c)	The number of Warrant Shares shall be also be subject to proportional and equitable adjustments following the Issuance Date as set forth on the signature page hereto (the “Issuance Date”) for splits, combinations or dividends relating to the Common Stock, or combinations, recapitalization, reclassifications, extraordinary distributions and similar events that occur on or after the Issuance Date but prior to the Price Determination Date. By way of example and not limitation, in the event of forward split of the Common Stock following the Issuance Date in which each share of Common Stock is converted into two shares of Common Stock, the number of Warrant Shares shall be increased by 100%, and in the event of a reverse split of the Common Stock following the Issuance Date in which each two shares of Common Stock are converted into one share of Common Stock, the number of Warrant Shares shall be reduced by 50%.

(d)	For purposes herein, a “Qualified Financing” means the issuance by the Company, other than an “Excluded Issuance” (as defined below), of shares of Common Stock, in one transaction or series of related transactions, which transaction(s) result in aggregate gross proceeds actually received by the Company of at least $5,000,000.

(e)	Notwithstanding anything herein to the contrary, a Qualified Financing shall not include any of the following issuances (each, an “Excluded Issuance”): Any issuances of Common Stock:

(i)	for compensatory or incentive purposes to officers, employees or directors of, or consultants to, the Company or any of its Affiliates including, without limitation, the grant of stock options, deferred share units, restricted share units or restricted shares, duly adopted for such purposes by a majority of the non-employee members of the board of directors of the Company or a majority of the members of the committee of nonemployee members of the board of directors established for such purpose;

(ii)	pursuant to a rights offering by the Company or pursuant to a shareholder rights plan of the Company that is carried out on a pro rata basis among all holders of the applicable class of securities of the Company;

(iii)	upon the exercise, conversion or exchange of any securities exercisable, convertible or exchangeable for or into shares of Common Stock;

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(iv)	pursuant to any over-allotment option granted to the underwriters in a securities offering;

(v)	as a result of the consolidation or subdivision of any securities of the Company, or as a special distribution or stock dividend or similar transaction that is carried out on a pro rata basis among all holders of the applicable class of securities of the Company; or

(vi)	in connection with or pursuant to any merger, business combination, joint venture, exchange offer, take-over bid, arrangement, amalgamation, asset purchase transaction or acquisition of assets or shares of a third party where such transaction is approved by a majority of the disinterested directors of the Company.

3.	Procedure for Exercise; Effect of Exercise.

(a)	Cash Exercise. This Warrant may be exercised, in whole or in part, by the Holder during normal business hours on any business day during the Exercise Period by (i) the presentation to the Company at its principal office along of a duly executed Notice of Exercise (in the form attached hereto) specifying the number of Warrant Shares to be purchased (each of which shall constitute at least 0.1 shares of Common Stock, and integral multiples thereof), and (ii) delivery of payment to the Company of the aggregate Exercise Price for the number of Warrant Shares being purchase as specified in the Notice of Exercise by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier’s check. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. Any fractional Warrant Shares that may be issued on exercise of this Warrant may be issued as such fractional shares of Common Stock, may be paid in cash or may be rounded up to the next nearest share of Common Stock, in each case at the election of the Company.

(b)	Cashless Exercise. Notwithstanding Section 3(a), if at the time that Holder elects to exercise this Warrant, there is no effective registration statement under the Securities Act registering the Warrant Shares for resale pursuant to the Securities Act, the Holder may elect to receive Warrant Shares pursuant to a cashless exercise, in lieu of a cash exercise, equal to the value of this Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of this Warrant and a Notice of Exercise, in which event the Company shall issue to Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

A

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Where:

X =	the number of Warrant Shares to be issued to Holder.

Y =	the number of Warrant Shares that the Holder elects to purchase under this Warrant (at the date of such calculation).

A =	the “fair market value” (as defined below) of a Warrant Share at the date of such calculation.

B =	Exercise Price, as adjusted to the date of calculation.

For purposes of this Section 3(d), the per share “fair market value” of the Warrant Shares shall mean the per share fair market value of the Warrant Shares as is determined in good faith by the Board of Directors of the Company after taking into consideration factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length.

(c)	Effect of Exercise. Upon receipt by the Company of this Warrant and a Notice of Exercise, together with proper payment of the Exercise Price (if applicable), as provided herein, the Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which the Notice of Exercise has been delivered and payment has been made for such Warrant Shares in accordance with this Warrant and the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to the Holder as promptly as practicable, and in any event within three (3) business days, thereafter. The stock certificate(s) so delivered shall be in any such denominations as may be reasonably specified by the Holder in the Notice of Exercise.

(d)	Certain Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(i)	Fundamental Transactions. In the event that, prior to any exercise hereunder, the Common Stock is converted into another class of securities of the Company or any successor entity to the Company, whether by way of merger, reorganization, re-incorporation or otherwise (the “Replacement Securities”), any reference herein to the Common Stock (whether standing alone or as part of another defined term herein) automatically upon the consummation of the applicable transaction shall be deemed a reference to such Replacement Securities. In the event that, prior to any exercise hereunder, the Company completes a share exchange with another entity wherein all of the issued and outstanding shares of Common Stock are exchanged for equity interests in the other entity (the “Exchanged Securities”), any reference herein to the Common Stock (whether standing alone or as part of another defined term herein) automatically upon the consummation of the applicable transaction shall be deemed a reference to such Exchanged Securities. Then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive the number of Replacement Securities or Exchanged Securities and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such merger, reorganization, re-incorporation or exchange as receivable for the Warrant Shares had they been issued at that time, with appropriate and equitable adjustments being made to the Exercise Price, and for purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock.

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(ii)	Notice of Adjustments. Whenever the number of Warrant Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant hereto, the Company shall provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares which may be purchased thereafter and the Exercise Price therefor after giving effect to such adjustment.

(e)	Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to the conversion set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) ) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Notes or any other Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant may be exercised (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which portion of this Warrant may be exercised, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Exercise that such Notice of Exercise has not violated the restrictions set forth in this Section 3(e) and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(e), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant by the Holder. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(e), provided that any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this Section 3(e) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(e) to correct this Section 3(e) (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 3(e) shall apply to a successor holder of this Warrant.

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4.	Registration of Warrants; Transfer of Warrants. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares, upon surrender to the Company or its duly authorized agent.

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5.	Restrictions on Transfer.

(a)	The Holder, as of the Issuance Date, represents to the Company that such Holder is acquiring this Warrant for its own account for investment purposes and not with a view to the distribution thereof or of the Warrant Shares. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant and the related Warrant Shares shall not be transferable except pursuant to the proviso contained in the following sentence or upon the conditions specified in this Section 5, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and applicable state law in respect of the transfer of this Warrant or such Warrant Shares. The Holder by acceptance of this Warrant agrees that the Holder will not transfer this Warrant or the related Warrant Shares prior to delivery to the Company of an opinion of the Holder’s counsel (as such opinion and such counsel are described in Section 5(b)) or until registration of such Warrant Shares under the Securities Act has become effective or after a sale of such Warrant or Warrant Shares has been consummated pursuant to Rule 144 or Rule 144A under the Securities Act; provided, however, that the Holder may freely transfer this Warrant or such Warrant Shares (without delivery to the Company of an opinion of counsel) (i) to one of its nominees, affiliates or a nominee thereof, (ii) from a nominee to any of the aforementioned persons as beneficial owner of this Warrant or such Warrant Shares, (iii) to a qualified institutional buyer, so long as such transfer is effected in compliance with Rule 144A under the Securities Act, or (iv) to an accredited investor (as such term is defined in Regulation D under the Securities Act).

(b)	The Holder, by its acceptance hereof, agrees that prior to any transfer of this Warrant or of the related Warrant Shares (other than as permitted by Section 5(a) or pursuant to a registration under the Securities Act), the Holder will give written notice to the Company of its intention to effect such transfer, together with an opinion of such counsel for the Holder as shall be reasonably acceptable to the Company, to the effect that the proposed transfer of this Warrant and/or such Warrant Shares may be effected without registration under the Securities Act. Upon delivery of such notice and opinion to the Company, the Holder shall be entitled to transfer this Warrant and/or such Warrant Shares in accordance with the intended method of disposition specified in the notice to the Company.

(c)	Each stock certificate representing Warrant Shares issued upon exercise or exchange of this Warrant shall bear the following legend unless the opinion of counsel referred to in Section 5(a) states such legend is not required:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

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(d)	The Holder understands that the Company may place and may instruct any transfer agent or depository for the Warrant Shares to place, a stop transfer notation in the securities records in respect of the Warrant Shares.

6.	Reservation of Shares; Reissuance. The Company shall at all times during the Exercise Period reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, non-assessable, and free of preemptive rights, and free from all taxes, claims, liens, charges and other encumbrances. If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. In the event that this Warrant is not fully exercised by the end of the Exercise Period it shall thereafter be void and of no further force and effect.

7.	Non-Circumvention. The Company covenants and agrees that it will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.

8.	Transfer Taxes. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

9.	Loss or Mutilation of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

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10.	No Rights as a Stockholder. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

11.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Virginia, without regard to the principles of conflicts of law thereof.

12.	Incorporation of Provisions. The provisions of Section 6.1, Section 6.3, Section 6.4 through Section 6.8, inclusive, Section 6.10, Section 6.11, Section 6.12 and Section 6.14 through Section 6.21, inclusive, of the Agreement shall apply to this Warrant as though fully set forth herein, provided that each reference thereto to the “Agreement” shall be deemed a reference to this Warrant, each reference to “Investor” shall be deemed a reference to the Holder, and each reference to the “Parties” or a “Party” shall be deemed a reference to the Company and the Holder.

13.	Entire Agreement. This Warrant (including any recitals hereto) and the Agreement set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

14.	Assignment by the Company. This Warrant may be assigned by the Company to any Assignee as contemplated by Section 6.13(b) of the Agreement without any approval of the Holder being required, but with notice to the Holder of such assignment, at which time all of the rights and obligations of the Company hereunder shall be assigned to, and assumed by, the Assignee and the Holder shall look solely to the Assignee for the performance of this Warrant. Following any such assignment as set forth in this Section 14, any references herein to the “Company” shall be deemed a reference to the Assignee.

15.	Currency. All dollar amounts are in U.S. dollars.

16.	THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

[SIGNATURE PAGE FOLLOWS]

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Issuance date: July 31, 2019

THE MASLOW MEDIA GROUP, INC.

By:	/s/ Mark Speck
Name	Mark Speck
Title:	Chief Financial Officer

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To:	The Maslow Media Group, Inc.
Attention: Chief Executive Officer

NOTICE OF EXERCISE

The Undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of The Maslow Media Group, Inc., a Virginia corporation (the “Company”), evidenced by the attached copy of the Warrant to Purchase Shares of Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.	Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

[  ] a cash exercise with respect to _________________ Warrant Shares; or

[  ] by cashless exercise pursuant to the Warrant.

2.	Payment of Exercise Price. If cash exercise is selected above, the holder shall pay the applicable aggregate Exercise Price in the sum of $ __________________to the Company in accordance with the terms of the Warrant.

3.	Delivery of Warrant Shares. The Company shall deliver to the holder _____________ Warrant Shares, to:

_______________________________________

_______________________________________

_______________________________________

_______________________________________

_______________________________________

(Print Name, Address and Social Security

or Tax Identification Number)

If such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:
By:
(Print Name)

Signature